CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated June 28, 2011 on CitizensSelect Treasury Money Market Fund and CitizensSelect Prime Money Market Fund for the fiscal year ended April 30, 2011 which are incorporated by reference in Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A Nos. 333-82876 and 811-21035) of CitizensSelect Funds.

                                                                                                ERNST & YOUNG LLP

New York, New York

August 25, 2011